Exhibit 10.3

MAIDEN HOLDINGS, LTD.

Restricted Share Agreement

This Restricted Share Agreement (this “Agreement”) effective as of [DATE] (the “Grant Date”), is between Maiden Holdings, Ltd., a Bermuda company, (the “Company”) and [] (the “Participant”).

1.    Grant of Shares.

The Company hereby grants to the Participant [] shares (the “Shares”) of the Company’s common shares, $.01 par value, as set forth in and subject to the terms and conditions herein. These Shares have been duly granted by the Compensation Committee of the Board of Directors (the “Committee”) pursuant to the Company’s 2019 Omnibus Incentive Plan (the “Plan”). This Agreement shall be subject to the terms and conditions of the Plan, which is incorporated herein by reference. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

2.    Vesting of Shares and Provisions for Termination and Change in Control.

(a)    The Shares shall initially be unvested. The Shares shall vest fifty percent (50%) of the Shares on the first anniversary of the Grant Date. The Participant shall vest the remainder of the Shares on the second anniversary of the Grant Date.

(b)    If the Participant’s employment with the Company terminates for any reason prior to the second anniversary of the Grant Date and prior to the date the Company consummates a Change in Control, the Participant shall forfeit without compensation any Shares that remain unvested on the date that the termination of the Participant’s employment becomes effective, except in the event of (1) Participant’s death or permanent disability, in which Participant’s personal representatives, heirs or legatees shall be entitled to receive the unvested Shares pursuant to the aforementioned vesting schedule, or (2) a termination not for Cause, in which case Participant shall be entitled to receive the unvested Shares pursuant to the aforementioned vesting schedule. For “Cause,” for purposes of this Agreement shall include (A) Participant is convicted of any act or course of conduct involving moral turpitude; or (B) Participant engages in any willful act or willful course of conduct constituting an abuse of office or authority which significantly adversely affects the business or reputation of Company. No act, failure to act or course of conduct on Participant’s part shall be considered “willful” unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that his action, omission or course of conduct was in the best interest of the Company.

(c)    If the Company consummates a Change in Control (as defined in the Plan) prior to the second anniversary of the Grant Date and the acquirer does not assume this Agreement, the Participant shall vest in one hundred percent (100%) of the Shares immediately prior to the time the Change in Control becomes effective. If the Company consummates a Change in Control (as defined in the Plan) prior to the second anniversary of the Grant Date and the acquirer assumes this Agreement, the Shares shall continue to vest in accordance with the schedule set forth in Section 2(a), provided, however, that if the Company or its successor terminates the Participant’s employment with the Company or its successor for any reason other than for Cause within twelve (12) months following the closing date of the Change of Control, the Participant shall vest in one hundred percent (100%) of the Shares on the date the termination of the Participant’s employment becomes effective. If the Company or its successor terminates the Participant’s employment for Cause or the Participant resigns his employment with the Company or its successor for any reason, the Participant shall forfeit without compensation any Shares that remain unvested on the date the termination of the Participant’s employment becomes effective.

3.    Delivery of Shares.

(a)    The Company shall, in its discretion, issue the Shares either (i) in certificate form as provided in Section 3(b); or (ii) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement or the Plan.

(b)    Prior to the date the Shares vest pursuant to Section 2, all certificates representing the Shares shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in the Maiden Holdings, Ltd. 2019 Omnibus Incentive Plan and a Restricted Share Agreement effective as of [DATE] with Maiden Holdings, Ltd., a copy of which plan and agreement is available for inspection at the offices of Maiden Holdings, Ltd. or will be made available on request.”

(c)    If the Company delivers certificates representing the Shares to the Participant prior to the vesting of the Shares pursuant to Section 2, the Participant shall redeliver the certificates to the Company to be held by the Company or its designee until the Shares vest pursuant to Section 2.

(d)    Promptly after the date any Shares vest pursuant to Section 2, the Company shall, as applicable, either remove the notations on any vested Shares issued in book entry form or deliver to the Participant a certificate or certificates evidencing the number of vested Shares. The Participant shall deliver to the Company any representations, documents or other assurances the Company or its counsel deems necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.

4.    Transferability of Shares.

(a)    Prior to the date on which the Shares vest pursuant to Section 2 of this Agreement, except as stated above with respect to a transfer of the Shares made to the Participant’s personal representatives, heirs or legatees, no rights granted hereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of unvested Shares or of such rights contrary to the provisions here, or upon the levy of any attachment or similar process upon any unvested Shares of such rights, these Shares and such rights shall, at the election of the Company, become null and void.

(b)    Following the Company’s delivery to the Participant of the certificate representing the vested Shares pursuant to Section 3(d), the transfer or sale of the Shares shall be subject to the Company’s policy concerning insider trading, unless the Participant makes a valid election to transfer or sell the Common Shares in accordance with Rule 10b5-1 of the United States securities laws.

5.    Rights as a Shareholder.

The Participant shall have all the rights of a shareholder with respect to the Shares, including voting and dividend rights, subject only to the transfer and other restrictions set forth in this Agreement and in the Plan.

6.    No Right to Employment.

Neither the Shares nor this Agreement gives Participant the right to be retained by the Company in any capacity and Participant’s employment may be terminated at any time and for any reason.

7.    Recapitalization.

If there is any change in the corporate structure or shares of the Company, the Committee (as defined in the Plan) or the Board of Directors shall make any appropriate adjustments, including, but not limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of Shares. All adjustments shall be determined by the Committee or the Board in its sole discretion and such determination shall be binding on the Participant.

8.    Extraordinary Corporate Transaction.

In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange or spin off or other extraordinary corporate transaction, the Committee or the Board of Directors shall, in the manner determined by the Board or Committee in its sole discretion, make provision for a cash payment or for the substitution or exchange of the Shares awarded to the Participant pursuant to this Agreement based upon the distribution or consideration payable to holders of Common Shares upon or in respect of such event.

9.    Compliance with Laws and Regulations.

(a)    The Company will not be obligated to issue or deliver any Shares to the Participant unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, applicable state securities law and the requirements of any stock exchange or market upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    In connection with the delivery of Shares to the Participant following the vesting of any Shares, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Committee or the Company that the Company may comply with the applicable requirements of federal and state securities laws.

10.    Withholding.

The Company (or any of its subsidiaries if the Participant is employed by a subsidiary) shall have the right to deduct from payments of any kind otherwise due to the Participant (including payment of salary or bonuses), or to withhold a number of the Shares otherwise having a fair market value (as determined on the vesting date) equal to, the minimum federal, state and local taxes of any kind required by law to be withheld with respect to the delivery of the Shares to the Participant. In the alternative, the Participant may make a timely election pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an “83(b) Election”) and provide to the Company a copy of such election and proof of filing. The Company advises the Participant to seek personal tax and financial advice as to the consequences of the transfer of the Shares under this Agreement and the taxability of the Shares.

11.    Miscellaneous.

(a)    Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Participant.

(b)    All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c)    Nothing contained herein shall be deemed an undertaking by the Company to continue Participant’s employment by the Company which may be terminated at any time at the sole discretion of the Company, except as provided in an employment agreement between the Company and Participant, if any.

(d)    This Agreement shall be governed by and construed in accordance with the laws of Bermuda without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(e)    Shares earned and delivered under this Agreement shall be subject to any recoupment policy for awards under the Plan adopted by the Company as such policy exists from time to time.

12.     Section 409A and 457A Compliance.

This Agreement and the Shares are intended to comply with the short-term deferral exemption under Sections 409A and 457A of the Internal Revenue Code of 1986, as amended, (the “Code”) and any regulations, rulings, or guidance provided thereunder. The Company reserves the unilateral right to amend this Agreement upon written notice to the Participant to prevent taxation under Code Sections 409A and 457A.

MAIDEN HOLDINGS, LTD.

By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Shares and agrees to the terms and conditions thereof.

PARTICIPANT:

Signature:
Name:        [NAME]
Address:        [ADDRESS]

Date: